Exhibit 10.9

SHARE SURRENDER AGREEMENT

     THIS SHARE SURRENDER AGREEMENT (this “Agreement”) is made as of September 23 2021, by and among JJ Opportunity Corp., a Delaware corporation (the “Company”), JJ Sponsor Group LLC, a Delaware limited liability company (the “Sponsor,” a “Stockholder”).

     WHEREAS, on May 3, 2021, the Sponsor acquired 2,300,000 shares of Class B common stock, par value 0.0001 per share of the Company (the “Class B Common Stock”).

     WHEREAS, the Company is contemplating an initial public offering and the Stockholder has deemed it appropriate to surrender to the Company certain shares (the “Shares”) of Class B Common Stock, as set forth on Schedule A hereto.

     NOW, THEREFORE, in consideration for their mutual promises and intending to be legally bound, the parties agree as follows:

     1. Surrender of Shares

          (a) Surrender and Acceptance by Company. The Stockholder hereby surrenders (the “Surrender”) to the Company, and the Company hereby accepts from the Stockholder, the Shares, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind.

          (b) Effective Time of Surrender. The Surrender shall become effective immediately upon the execution of this Agreement.

     2. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.

     3. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

     4. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall be deemed originals for all purposes of this Agreement.

     5. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, Sponsor A or Sponsor B, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

[Signatures Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

JJ OPPORTUNITY CORP.

By:	/s/ Junhui Zhang
Name: Junhui Zhang
Title: CEO

JJ Sponsor Group LLC

By:	/s/ Junhui Zhang
Name: Junhui Zhang
Title: Manager

[Signature Page to Share Surrender Agreement-JJ Opportunity Corp.]

Schedule A

Stockholder	Number of Shares Surrendered
JJ Sponsor Group LLC	1,150,000